Exhibit 1.1

Execution Version

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

UP TO $500,000,000 OF

COMMON STOCK

(par value $0.001 per share)

9.00% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

(par value $0.001 per share)

EQUITY DISTRIBUTION AGREEMENT

May 24, 2024

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Ladies and Gentlemen:

Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), and IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with [[●] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and [●] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller]” and, together with the Company, the Operating Partnership, Agent and the Forward Purchaser, the “Parties”), as follows:

1.             Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell in the manner contemplated by this Agreement up to that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and/or shares of the Company’s 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), having an aggregate offering price of $500,000,000 (the “Shares”); provided, however, that in no event shall the Company issue or sell to or through Agent or the Forward Seller, as applicable, such number of Shares that would (a) cause the Company not to satisfy the eligibility requirements for use of Form S-3 (including, if and so long as applicable, General Instruction I.B.6. of Form S-3), (b) exceed the number or amount of shares of Common Stock and shares of Series A Preferred Stock then available for offer and sale under the currently effective Registration Statement (as defined below) pursuant to which the offering hereunder and under any Terms Agreement (as defined below) is being made or (c) exceed the number of authorized but unissued shares of the Company’s Common Stock or number of authorized but unissued shares of the Company’s Series A Preferred Stock (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 1 on the Maximum Amount of Shares that may be issued and sold under this Agreement, the Master Forward Confirmation (as defined below) and any related “supplemental confirmation” thereto and any Terms Agreement (as defined below) shall be the sole responsibility of the Company, and that neither Agent, the Forward Seller nor the Forward Purchaser shall have any obligation in connection with such compliance. The Company agrees that whenever it determines to sell Shares directly to Agent, as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in a form to be agreed upon by the Company and Agent relating to such sale in accordance with Section 2(e) of this Agreement (each such transaction being referred to as a “Principal Transaction”). The issuance and sale of Shares to or through Agent and/or Forward Seller will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) under Rule 462(e) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”).

The Company and the Operating Partnership have prepared and filed, in accordance with the provisions of the Securities Act, with the Commission, not earlier than three years prior to the date hereof, an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act) on Form S-3 (File No. 333-262320), including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of the Shares pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to Agent or the Forward Seller, as applicable, for use by Agent or the Forward Seller, as applicable, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, when it became effective upon filing with the Commission, including the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act, as applicable, to be part of the registration statement at the time of its effectiveness and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, and any one or more additional effective registration statements on Form S-3 from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), collectively, are herein called the “Registration Statement,” and the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional securities of the Company pursuant to Rule 462(b) under the Securities Act, then any reference to the Registration Statement in this Agreement shall also be deemed to include such abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Shares or Forward Hedge Shares, as applicable, sold during such period.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement or any Terms Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target Aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser (or its affiliate) and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements (as defined below).

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 2%.

“Forward Hedge Selling Period” means, subject to Section 2(c) hereof, the period of one (1) to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (ii) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller or the Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 9 or Section 13 hereof and as set forth in Sections 2(b) and 4 hereof.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the maximum Aggregate Sales Price of the Issuance Shares to be sold by Agent with respect to any Issuance as specified in the Placement Notice for such Issuance.

“Issuance Selling Period” means the period of one (1) to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Shares” means all shares of Common Stock and Series A Preferred Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and among the Company, the Operating Partnership and the Forward Purchaser, including all provisions incorporated by reference therein.

“Exchange” means the New York Stock Exchange.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Security or Issuance Security, as the case may be, sold by the Forward Seller or Agent on the Exchange hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the applicable parties shall otherwise agree, any Forward Hedge Settlement Date (as defined below) or any Issuance Settlement Date (as defined below), as applicable.

“Trading Day” means any day which is a trading day on the Exchange.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Sections 3(b) and 6(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Trading Day.

Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein. The Forward Seller agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser (or its affiliate) upon the terms and subject to the conditions contained herein. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”), dated as of even date herewith, with Jefferies LLC, Piper Sandler & Co. and Roth Capital Partners, LLC (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, as applicable, a “Separate Agent”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Separate Agents on the terms set forth in the applicable Separate Distribution Agreements. The Company and the Operating Partnership may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Agents” and, together with the Separate Agents, the “Alternative Agents”). The aggregate offering price of the Shares that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

2.              Placements; Principal Transactions.

(a)            Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (i) or clause (ii) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Shares hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Shares to be sold (the “Placement Shares”), the Issuance Amount, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one (1) day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Schedule 3, as such Schedule 3 may be amended from time to time.

(b)            If Agent or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, Agent or the Forward Seller and the Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Agent or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Schedule 2 setting forth an acceptance of terms in the Placement Notice or such amended or other terms that Agent or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Agent or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to Agent or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Schedule 2. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Agent’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by Agent or the Forward Seller and the Forward Purchaser, as applicable, of the Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice and such Placement Notice (as amended by the corresponding Acceptance, if applicable) has been accepted in accordance with the requirements set forth above, (iv) this Agreement has been terminated under the provisions of Sections 9 and 13 or (v) any party shall have suspended the sale of the Placement Shares in accordance with Section 4 below. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to such termination or any Shares sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). It is expressly acknowledged and agreed that neither the Company nor Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Agent and either (i) Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)            No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Shares to be sold under all such previously delivered Placement Notices have all been sold; no Placement Notice may be delivered hereunder or under any Alternative Distribution Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Agent; and no Placement Notice specifying that it relates to a “Forward” may be delivered if either (i) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period or (ii) such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and under any Alternative Distribution Agreements, would result in the sum of the number of shares of Common Stock issued under all Forward Contracts (whether with a Forward Purchaser or any Alternative Agent) that have settled, plus the Capped Numbers under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser and any Forward Contracts then outstanding between the Company and any Alternative Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)            Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Schedule 2, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Schedule 2. If the Company wishes to issue and sell Shares hereunder in a Principal Transaction, it will notify Agent by email notice (or other method mutually agreed to in writing by the Parties) of the proposed terms of the Principal Transaction. If Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. Neither the Company nor Agent shall have any obligation to enter into a Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or Agent, unless and until the Company and Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. Any such Terms Agreement shall specify the number or amount of Shares to be sold by the Company to and purchased by Agent pursuant thereto, the per share purchase price to be paid to the Company for such Shares (specifying and giving effect to all market price discounts applicable to such Principal Transaction), all other compensation and/or other fees or expenses payable by the Company to or for the benefit of Agent in connection with such Principal Transaction, the Net Proceeds (as defined below) payable to the Company, the time, date and place of delivery of and payment for such Shares (to the extent the settlement terms for sales of such Shares are intended to differ from those set forth in Section 5 hereof), and the other terms upon which such sale is to occur. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Agent. Each of the Parties acknowledges and agrees that such Principal Transaction shall be based on compensation that is mutually agreeable to both the Company and Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of the Terms Agreement will control. The commitment of Agent to purchase the Shares as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained in this Agreement and shall be subject to the terms and conditions herein set forth. Each of the Parties acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement or any Terms Agreement, Agent may engage in sales and other transactions in respect of a number of shares of Common Stock equal to the number of Shares deliverable to Agent pursuant to a Terms Agreement, whether or not Agent has taken possession of such Shares at the time of such sales or other transactions, and nothing contained in this Agreement or any Terms Agreement shall limit or be deemed to limit Agent’s ability to engage in such sales or other transactions.

(e)            The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall only be effected by or through only one of Agent or the Forward Seller, as the case may be, or the respective Alternative Agent on any single given day, but in no event more than one, and the Company shall in no event request that Agent or the Forward Seller, as the case may be, and one or more of the Alternative Agents sell Shares on the same day; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (iii) such limitation shall not apply if, prior to any such request to sell Shares, all Shares the Company has previously requested Agent, the Forward Seller or any Alternative Agents to sell have been sold.

3.             Sale of Shares.

(a) Subject to the provisions of Sections 2(b) and 6(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Agent will provide written confirmation by email to all of the individuals from the Company set forth on Schedule 3 (as such Schedule 3 may be amended from time to time) no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of the amounts set forth in Section 5(b) used to determine the amount of the Net Proceeds from the Gross Proceeds (as defined in Section 5(b)) that Agent receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to Agent, when Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth in Schedule 4. The amount of any commission, discount or other compensation to be paid by the Company to Agent, when Agent is acting as principal, in connection with the sale of the Issuance Shares shall be as separately agreed among the parties hereto at the time of any such sales.

(b) Subject to the provisions of Sections 2(b) and 6(d) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Purchaser (or its affiliate) will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email to all of the individuals from the Company set forth on Schedule 4 (as such Schedule 4 may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(c) No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract or this Agreement is terminated pursuant to Section 9 or Section 13 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three (3) months nor more than two (2) years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(d) Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(e) The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades. Notwithstanding anything to the contrary herein, Agent shall not sell Series A Preferred Stock at a price higher than the Series A Maximum Price (as defined below). For purposes hereof, the “Series A Maximum Price” shall mean $25.00 per share, plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

4.             Suspension of Sales.

(a)            The Company, Agent, the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence to each of the individual representatives of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individual representatives of the other party set forth on Schedule 3), suspend any sale of Shares and the applicable Selling Period shall immediately terminate (a “Suspension Period”); provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice or any Shares sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). Each of the Parties agrees that no such notice under this Section 4 shall be effective against Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and neither Agent nor the Forward Seller shall sell any Shares hereunder. The party that issued a Suspension Notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b)            Notwithstanding any other provision of this Agreement or any Terms Agreement, the Company shall not offer, sell, or deliver, or request the offer or sale of, any Shares and, by notice to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by verifiable facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and Agent, the Forward Seller and the Forward Purchaser, as the case may be shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or may be deemed to be, in possession of material non-public information or (ii) except as expressly provided in Section 4(c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(c)            If the Company wishes that Shares be offered, sold or delivered at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions to the giving or continuation of any Placement Notice with respect to an Issuance or the execution by Agent of any Terms Agreement with respect to a Principal Transaction, (i) prepare and deliver to Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) (with a copy to their counsel) a report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Agent or the Forward Seller and the Forward Purchaser, as the case may be, and their counsel, (ii) provide Agent or the Forward Seller and the Forward Purchaser, as the case may be, with the officer’s certificates called for by Section 7(n), dated the date of the Placement Notice for such Issuance or the Settlement Date of such Principal Transaction, as applicable, which certificate shall be deemed to remain in effect during the applicable period unless withdrawn by the Company, and the opinion of Company Counsel (or Reliance Letter, as applicable), Company Tax Counsel (or Reliance Letter, as applicable), Company General Counsel (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(o) and 7(p), respectively, dated the date of the Placement Notice for such Issuance or the Settlement Date of such Principal Transaction, as applicable, (iii) afford Agent or the Forward Seller and the Forward Purchaser, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act). The provisions of clause (ii) of Section 4(b) shall not be applicable for the period from and after the time at which the conditions set forth in the immediately preceding sentence shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Parties agree that (A) the delivery of any officers’ certificates, opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q, annual report on Form 10-K, or report on Form 8-K, as the case may be, including, without limitation, the obligation to deliver the officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable), Comfort Letter and certificate of chief financial officer called for by Sections 7(n), 7(o), 7(p) and 7(q) respectively, which Sections shall have independent application, and (B) this Section 4(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 4(b), which shall have independent application.

(d)            If either Agent, the Forward Seller, the Forward Purchaser or the Company believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other party thereof, and sales of the Shares under this Agreement and any Placement Notice or Terms Agreement shall be suspended until such exemptive provisions or such other applicable exemptive provisions have been satisfied in the judgment of each of Agent, the Forward Seller, the Forward Purchaser and the Company.

5.             Settlement.

(a)            Sale of Issuance Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance Agent will be successful in selling Issuance Shares, (ii) Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 5 and (iii) Agent shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)            Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) (following the date on which such sales are made (each, an “Issuance Settlement Date”)). The amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Shares sold will be equal to (i) the aggregate offering price received by Agent at which such Issuance Shares were sold (the “Gross Proceeds”), after deduction for (A) Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (B) any other amounts due and payable by the Company to Agent hereunder pursuant to Section 7(h) hereof and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) the Gross Proceeds. In the event that Agent delivers the Gross Proceeds to the Company at an Issuance Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.

(c)            Delivery of Issuance Shares. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Agent’s or its designee’s account (provided that Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which Issuance Shares in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date pursuant to the terms of any Issuance or Terms Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold Agent, its directors, officers, members, partners, employees and agents of Agent and each person, if any, who (A) controls Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with Agent (other than the Company and its subsidiaries), harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Agent any commission, discount, or other compensation (including the value of any market price discounts in any applicable Principal Transaction) to which it would otherwise have been entitled absent such default.

(d)            Sale of Forward Hedge Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (i) or (ii) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use its commercially reasonable efforts to borrow a number of Forward Hedge Shares sufficient to have an Aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser (or its affiliate) will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser (or its affiliate) for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 5 and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person or entity if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 5. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(e)            Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided that the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)            Limitations on Offering Size. With respect to each Trading Day during which sales are requested to be made pursuant to a Placement Notice in an Issuance, under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement on, or over the course of, such Trading Day in excess of 25% of the average daily trading volume (as such term is used in Rule 10b-18 of the Exchange Act) in the Common Stock on the Exchange for the thirty (30) Trading Days immediately preceding the date of delivery of the Placement Notice, or as otherwise agreed between the Company and Agent and documented in the applicable Placement Notice. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement or any Terms Agreement (i) if, after giving effect to the sale of such Shares, together with (1) all sales of Issuance Shares under this Agreement and each of the Alternative Distribution Agreements and (2) all Forward Hedge Shares sold under this Agreement the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements would exceed the lesser of (A) the Maximum Amount and (B) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Agent in writing, or (ii) at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to Agent, the Forward Seller and the Forward Purchaser in writing. Under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 5(f) on the number or amount of Shares that may be issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and that Agent shall have no obligation in connection with such compliance.

6.              Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants to, and agrees with, Agent, the Forward Seller and the Forward Purchaser that as of (i) the date of this Agreement, (ii) each Representation Date (as defined in Section 7(n)) on which a certificate is required to be delivered pursuant to Section 7(n), (iii) the date on which any Placement Notice is delivered by the Company hereunder, (iv) the date on which any Terms Agreement is executed by the Company and Agent and (v) as of each Applicable Time, as the case may be:

(a)            Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement on January 24, 2022, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), and was not and is not an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)            Registration Statement and Prospectus. The Registration Statement and any post-effective amendment thereto has (i) been prepared by the Company in conformity with the requirements of the Securities Act, (ii) been filed with the Commission under the Securities Act, (iii) became effective upon filing under Rule 462(e) the Securities Act, and (iv) been delivered by the Company to Agent and the Forward Seller. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to Agent and the Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act, conformed and will conform in all material respects, at the time it became effective, to the requirements of the Securities Act. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement thereto or any prospectus wrapper prepared in connection therewith, and the Prospectus conformed in all material respects when filed with the Commission pursuant to Rule 424(b) of the Securities Act to the requirements of the Securities Act. The Prospectus delivered to Agent and the Forward Seller was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(c)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to Agent and the Forward Seller pursuant to Rule 430(B)(f)(2) under the Securities Act, at each Applicable Time and at each Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus (nor any one or more issuer free writing prospectuses, when considered together with the Prospectus) contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Prospectus or such issuer free writing prospectus when considered together with the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by Agent, the Forward Seller and the Forward Purchaser specifically for use therein (the “Counterparty Information”).

(d)            Issuer Free Writing Prospectuses. Each issuer free writing prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such issuer free writing prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Shares that would constitute an issuer free writing prospectus without the prior written consent of Agent, the Forward Seller and the Forward Purchaser. The Company has retained in accordance with the Securities Act all issuer free writing prospectuses that were not required to be filed pursuant to the Securities Act. No issuer free writing prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed incorporated by reference therein.

(e)            Company Not Ineligible Issuer. The Company was not, at the time of filing of Registration Statement and any post-effective amendment thereto and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares, and at the date hereof is not, an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(f)            Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act and the Exchange Act, if applicable, and with respect to BDO USA, P.C., the Public Company Accounting Oversight Board. BDO USA, P.C. has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

(g)            Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, are accurate in all material respects and present fairly the financial position of the Company on a consolidated basis at the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus present fairly the information shown therein in all material respects and have been compiled on a basis consistent with that of the audited financial statements included therein. The financial statements, including any statement of revenues and certain expenses, of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, except as noted therein, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus comply as to form with the applicable requirements of Regulation S-X of the Securities Act in all material respects. No other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included or incorporated by reference in the Registration Statement, the Prospectus or any issuer free writing prospectus under the Securities Act. All disclosures included or incorporated by reference in the Registration Statement, the Prospectus and any issuer free writing prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any free writing prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any issuer free writing prospectus except as otherwise stated therein, (i) there has been no material adverse change in or affecting the business affairs, business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise (including all of the properties of the Company and its subsidiaries), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (iii) except for regular monthly or quarterly dividends on the Common Stock and Series A Preferred Stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(i)             Good Standing of the Company. The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any issuer free writing prospectus and to enter into and perform its obligations under this Agreement, the Master Forward Confirmation and any Supplemental Confirmation and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Master Forward Confirmation. The Company is duly qualified as a foreign corporation to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(j)             Good Standing of the Operating Partnership. The Operating Partnership has been duly formed, is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any issuer free writing prospectus and to enter into and perform its obligations under this Agreement and the Master Forward Confirmation. The Operating Partnership is duly qualified as a foreign partnership to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The ownership of the Operating Partnership is as set forth in the Registration Statement and the Prospectus.

(k)            Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any issuer free writing prospectus, and is duly qualified to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule 5 hereto. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(l)             Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership, dated October 4, 2016 (the “Partnership Agreement”), has been duly and validly authorized by the Company, in its capacity as sole general partner of the Operating Partnership, and has been duly executed and delivered by the Company, as general partner, and is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(m)           Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution Agreements the Master Forward Confirmation and any “Supplemental Confirmation” under the Master Forward Confirmation, as applicable, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Prospectus and any issuer free writing prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the Prospectus and any issuer free writing prospectus, including limited partner interests and preferred limited partner interests in the Operating Partnership). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The issuance of such shares of capital stock of the Company was exempt from registration or qualification under the Securities Act and applicable state securities laws. The issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company and are validly issued and fully paid, conform to the description thereof contained in the Registration Statement and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Company owns directly or through subsidiaries 100% of the partnership interests in the Operating Partnership. The issuance of such limited partnership interests in the Operating Partnership was exempt from registration or qualification under the Securities Act and applicable state securities laws. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including limited partnership interests in the Operating Partnership or other ownership interests of the Operating Partnership or exchange any securities for shares of the Company’s capital stock are outstanding.

(n)            Authorization of Agreements. Each of this Agreement and the Master Forward Confirmation has been duly authorized, executed and delivered by the Company and the Operating Partnership. Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company and, upon authorization, execution and delivery of the “Supplemental Confirmation” by the Forward Purchaser, will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights and remedies generally or general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(o)            Authorization and Description of Shares. The Shares and the shares of Common Stock to be issued in connection with any Forward Contract have been duly authorized for issuance and sale pursuant to this Agreement and, in the case of any Forward, the Forward Contract and, when issued and delivered by the Company pursuant to this Agreement, and, in the case of any Forward, the related Forward Contract, against payment of the consideration set forth herein or therein (which may include net share settlement), will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement and the Prospectus, will be issued in compliance with federal and state securities laws and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Common Stock and the Series A Preferred Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any issuer free writing prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Common Stock or Series A Preferred Stock will be subject to personal liability solely by reason of being such a holder. The Articles Supplementary to the Company’s charter setting forth the terms of the Series A Preferred Stock (the “Articles Supplementary”) will be, prior to the date hereof, duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”). If the Shares or the shares of Common Stock to be issued in connection with any Forward Contract are certificated, the certificates to be used to evidence title to the Shares and the shares of Common Stock to be issued in connection with any Forward Contract, will be in substantially the form filed as an exhibit to the Registration Statement.

(p)            Authorization of Common Stock Upon Conversion. The shares issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”) have been duly authorized and, when issued in accordance with the terms of the Articles Supplementary, will be validly issued and fully paid and non-assessable; and the issuance of the Conversion Shares will not be subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Conversion Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of the Conversion Shares will be subject to personal liability by reason of being such a holder. The Company has duly and validly reserved such Conversion Shares for issuance upon conversion of the Series A Preferred Stock. If the Conversion Shares are certificated, the certificates to be used to evidence title to the Conversion Shares will be in substantially the form filed as an exhibit to the Registration Statement.

(q)            Registration Rights. Other than the Registration Rights Agreement, dated as of May 25, 2021, by and among the Operating Partnership, the Company, the subsidiary guarantors listed on the signature pages thereto and BTIG, LLC, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(r)            Absence of Violations and Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) except as disclosed in the Registration Statement, the Prospectus, in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(s)            Absence of Conflicts. The execution, delivery and performance of this Agreement and the Master Forward Confirmation, the execution, delivery and performance of each “Supplemental Confirmation” under the Master Forward Confirmation, and in each case the consummation of the transactions contemplated therein and herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares from time to time pursuant to this Agreement or the Alternative Distribution Agreements, the issuance of the shares of Common Stock pursuant to any Forward Contract, and any issuance of the Conversion Shares upon conversion of the Series A Preferred Stock, as applicable, and its use of the net proceeds from the issuance of the Shares and such shares of Common Stock as described in the Prospectus under the caption “Use of Proceeds”) and the compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational documents of the Company or any of its subsidiaries, or, except as disclosed in the Registration Statement, and the Prospectus, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(u)            Employee Benefits. (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(v)            Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement and which is not so disclosed, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Alternative Distribution Agreements, the Master Forward Confirmation, any “Supplemental Confirmation” under the Master Forward Confirmation or the performance by the Company and the Operating Partnership of their obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(w)           Accuracy of Descriptions. The statements made in the Registration Statement and the Prospectus under the captions “Description of Capital Stock” and “Description of Series A Preferred Stock” insofar as it purports to constitute a summary of the terms of the Common Stock and the Series A Preferred Stock, and under the captions “Risk Factors – Risks Related to Regulation,” “Description of Capital Stock,” “Description of Series A Preferred Stock,” “Certain Provisions of Maryland Law and our Charter and Bylaws,” “Our Operating Partnership and the Operating Partnership Agreement,” “Material U.S. Federal Income Tax Considerations,” and “ERISA Considerations,” insofar as such statements constitute summaries of the terms of statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents, are accurate and fair summaries of the terms of such statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents in all material respects. All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law. The Company’s operating policies, investment guidelines and other policies described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(x)            Accuracy of Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement and the Prospectus or, in the case of documents to be filed as exhibits to the Registration Statement, which are not described and filed as required.

(y)            Absence of Further Requirements. No consent, approval, authorization, license or order of, or filing or registration of or with, any Governmental Entity is necessary or required for the execution, delivery and performance by the Company or any subsidiary of its obligations under this Agreement or the Master Forward Confirmation, as supplemented by each “Supplemental Confirmation”, in connection with the offering, issuance and sale of the Shares hereunder or the shares of Common Stock to be issued in connection with any Forward Contract or supplemented by each “Supplemental Confirmation” thereunder, or its consummation of the transactions contemplated by this Agreement or the Registration Statement, the Prospectus or any issuer free writing prospectus, or the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except such as have been obtained or made and except for such as have been obtained or as may be required under the Securities Act and the rules and regulations promulgated thereunder, the rules of the Exchange, applicable state or foreign securities laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(z)            Possession of Licenses and Permits. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(aa)          Title to Personal Property. Each of the Company and its subsidiaries have good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets and personal property held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company and its subsidiaries under any such leases or affecting or questioning the rights of the Company and its subsidiaries to be in the continued possession of the leased premises under such leases.

(bb)         Property. (i) The Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement and the Prospectus, (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the properties of the Company and its subsidiaries or any part thereof, and none of the Company or any of its subsidiaries knows of any condemnation or zoning change affecting the properties of the Company and its subsidiaries which is threatened and, in each case, which if consummated would reasonably be expected to, individually or in the aggregate, to have a Material Adverse Effect; (iv) each of the properties of the Company and its subsidiaries complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties of the Company and its subsidiaries), except for failures to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (v) neither the Company nor any subsidiary has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (vi) to the knowledge of the Company and its subsidiaries, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the leases, where such default(s) would, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

(cc)          Form of Certificate. The form of certificate used to evidence the Series A Preferred Stock complies in all material respects with the applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Exchange.

(dd)         No Acquisitions or Dispositions. (i) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement and the Prospectus that are not so described; and (ii) except as set forth in or described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding 12 calendar months.

(ee)         Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity, except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(ff)           Mortgages; Deeds of Trust. The Company has provided to Agent, the Forward Seller and the Forward Purchaser true and complete copies of all indentures, credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, none of the properties owned by the Company or its subsidiaries is encumbered by any credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries.

(gg)         Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(hh)         Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s incorporation, except as disclosed in the Registration Statement and the Prospectus, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting. Since the date of the most recent audited financial statements of the Company, except as disclosed in the Registration Statement and the Prospectus, the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

(ii)            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their respective capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(jj)            Critical Accounting Policies. The description of the Company’s accounting policies included or incorporated by reference in the Registration Statement and the Prospectus accurately and fully describes, in all material respects, (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(kk)          Federal Tax Status. Commencing with its taxable year ended December 31, 2017, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and will operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The ownership and method of operation of the Company as described in the Registration Statement and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2024 and thereafter. The Company has qualified as a REIT under the Code for the Company’s taxable year ended December 31, 2023 and intends to qualify as a REIT under the Code for the Company’s taxable years ended thereafter, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Registration Statement and the Prospectus are true, correct and complete in all material respects. Each of the Company’s direct or indirect corporate subsidiaries has been, is, and will be a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, and the Company is not aware of any fact that would negatively impact such qualification. Each other direct and indirect subsidiary of the Company has been properly treated since formation, and will continue to be properly treated, as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code and no election has been made to the contrary. The Operating Partnership has been, is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(ll)            Payment of Taxes. The Company and its current (and with respect to (i) and (ii), former) subsidiaries (i) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (ii) have timely filed all material tax returns or extensions thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (iii) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(mm)        Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement and the Prospectus, and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any subsidiary in or to such rights. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any subsidiary infringes, misappropriates, or otherwise violates any such rights of others.

(nn)         Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the properties, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. The Company has no reason to believe that it or the Operating Partnership will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(oo)         Investment Company Act. Neither the Company, the Operating Partnership nor any subsidiary is required, or upon the issuance and sale of the Shares or the shares of Common Stock to be issued in connection with any Forward Contract from time to time as herein contemplated and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Registration Statement and the Prospectus and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation will be required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(pp)         Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has taken no action which would directly or indirectly violate Regulation M or which would constitute a special selling effort as such term is defined under Regulation M.

(qq)         Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance by the Company and its subsidiaries therewith.

(rr)           Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ss)          No Conflicts with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and the so called Donetsk People’s Republic and the so called Luhansk People’s Republic located in Ukraine (each a “Sanctioned Country”); and the Company will not directly or indirectly use the net proceeds of the sale of the Shares or the shares of Common Stock to be issued in connection with any Forward Contract, or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company, the Operating Partnership and each of their respective subsidiaries have not engaged in and are not now engaged in any unlawful dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(tt)           Distribution of Offering Material. The Company and its subsidiaries have not distributed and will not distribute any offering material in connection with the offering and sale of the Shares to be sold hereunder by Agent as agent for the Company or by the Forward Seller, other than the Prospectus or any permitted free writing prospectus reviewed and consented to by Agent or the Forward Seller.

(uu)          Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus.

(vv)          Prior Sales of Common Stock or Series A Preferred Stock. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock or Series A Preferred Stock.

(ww)        No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Registration Statement and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive Common Stock or limited partnership interests in the Operating Partnership pursuant to an equity-based compensation plan or otherwise.

(xx)            No Finder’s Fee. Except for Agent’s discounts and commissions payable by the Company to Agent in connection with the offering of the Shares contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby.

(yy)          Exchange Listing. As of each Settlement Date, the Shares and the Conversion Shares to be sold by the Company from time to time hereunder and the shares of Common Stock to be issued in connection with any Forward Contract will be duly listed and admitted and authorized for trading on the Exchange, subject only to official notice of issuance; the Company is in compliance with the rules and regulations of the Exchange, including without limitation, the requirements for continued listing of the Common Stock on the Exchange, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the Exchange, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from the Exchange.

(zz)          Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement and the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(aaa)        No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act.

(bbb)       Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Agent, the Forward Seller or the Forward Purchaser and (ii) does not intend to use any of the net proceeds received by it from the sale of the Shares to repay any outstanding debt owed to any affiliate of Agent, the Forward Seller or the Forward Purchaser.

(ccc)        No Ratings. Except for the Operating Partnership’s 5.50% Senior Notes due 2026, the Company and the Operating Partnership have no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act).

(ddd)       No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(eee)        Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement the Prospectus and any issuer free writing prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(fff)          Cybersecurity. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries has been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ggg)      Actively Traded Security. The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by an officer of the Company and delivered to Agent, the Forward Seller and the Forward Purchaser or to their counsel pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company and the Operating Partnership to Agent as to the matters set forth therein as of the date or dates indicated therein.

7.             Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenant and agree with Agent, the Forward Seller and the Forward Purchaser that:

(a)            Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Shares is required to be delivered by Agent or the Forward Seller under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify Agent, the Forward Seller and the Forward Purchaser promptly of the time when any subsequent amendment to the Registration Statement, other than the Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon request of Agent or the Forward Seller and the Forward Purchaser, as the case may be, any amendments or supplements to the Registration Statement or Prospectus that, in reasonable judgment of Agent or the Forward Seller and the Forward Purchaser, as the case may be, may be necessary or advisable in connection with the distribution of the Shares by Agent or the Forward Seller, as the case may be (provided, however, that the failure of Agent, the Forward Seller or the Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Shares or a security convertible into the Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to Agent, the Forward Seller and the Forward Purchaser a reasonable period of time before the filing and Agent, the Forward Seller and the Forward Purchaser have not reasonably objected thereto (provided, however, (A) that the failure of Agent, the Forward Seller or the Forward Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement, (B) that, if Agent, the Forward Seller or the Forward Purchaser objects thereto, Agent and the Forward Seller may cease making sales of Shares pursuant to this Agreement, any Master Forward Confirmation or supplement related thereto and/or may terminate any Terms Agreement and (C) that the Company has no obligation to provide Agent, the Forward Seller or the Forward Purchaser any advance copy of such filing or to provide Agent, the Forward Seller or the Forward Purchaser an opportunity to object to such filing if such filing does not name Agent, the Forward Seller or the Forward Purchaser or does not relate to the transactions contemplated hereunder, under the Master Forward Confirmation or under any Terms Agreement); (iv) the Company will furnish to Agent, the Forward Seller and the Forward Purchaser at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b)            Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise Agent, the Forward Seller and the Forward Purchaser, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, Agent and the Forward Seller may cease making offers and sales under this Agreement, the Master Forward Confirmation and any supplement related thereto, or any Terms Agreement.

(c)            Delivery of Prospectus; Subsequent Changes. During any Selling Period or the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify Agent promptly of all such filings. If during any Selling Period or the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Agent to suspend the offering of Shares during such period, and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)            Listing of Shares. During any Selling Period or any period in which the Prospectus relating to the Shares is required to be delivered by Agent or the Forward Seller under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Shares and the shares of Common Stock to be issued in connection with any Forward Contract to be listed on the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(e)            Reservation of Shares. In respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number will be reserve for issuance by the Company’s board of directors.

(f)             Delivery of Registration Statement and Prospectus. The Company will furnish to Agent, the Forward Seller, the Forward Purchaser and their counsel (at the expense of the Company) electronic copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any Selling Period or Prospectus Delivery Period, including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, in each case, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by Agent, the Forward Seller and the Forward Purchaser and, at Agent’s, Forward Seller’s and Forward Purchaser’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Agent, the Forward Seller and the Forward Purchaser to the extent such document is available on EDGAR.

(g)            Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(h)            Expenses. The Company, whether or not the transactions contemplated under this Agreement, the Master Forward Confirmation or under any Terms Agreement are consummated or this Agreement, the Master Forward Confirmation or any Terms Agreement is terminated in accordance with the provisions of Section 9 or Section 13 hereunder, will pay all expenses incident to the performance of its obligations under this Agreement, the Master Forward Confirmation and under each Terms Agreement, including, but not limited to, expenses relating to: (i) the preparation, printing, filing and delivery to Agent, the Forward Seller and the Forward Purchaser of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement, the Master Forward Confirmation and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; (ii) the preparation, issuance and delivery of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to Agent or the Forward Seller; (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement, the Master Forward Confirmation and any Terms Agreement; (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(aa), including filing fees, if any (v) the fees and expenses incurred in connection with the listing or qualification of the Shares and the shares of Common Stock to be issued in connection with any Forward Contract for trading on the Exchange; (vi) the fees and expenses of the transfer agent or registrar for the Common Stock; and (vii) the filing fees incident to the review by FINRA of the terms of the sale of the Shares. If Shares having an aggregate offering price of $10.0 million or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreements prior to earlier of (a) December 31, 2024, (b) the date at which the Company terminates this Agreement, and (c) the date at which Agent, the Forward Seller or the Forward Purchaser terminates this Agreement pursuant to Section 9, Section 13(a)(i) or Section 13(a)(iii) hereof (the date of such event, the “Determination Date”), the Company shall reimburse Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents for all reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to Agent, the Forward Seller and the Forward Purchaser, who shall be the same counsel used by the Alternative Agents, in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $125,000. Notwithstanding the foregoing, if the Agent participates as an underwriter, placement agent or part of the selling group for any offering of equity or debt securities (other than a “bought deal”) of the Company, or any successor to or any subsidiary of the Company on or prior to the Determination Date, no reimbursement of Expenses shall be payable to the Agent hereunder. Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(i)             Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds from the sale of the Shares and the net proceeds received under each Forward Contract in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(j)             Other Sales. Without the prior written consent of Agent, the Forward Seller and the Forward Purchaser, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the later of the termination of this Agreement and the twentieth (20th) day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock, other equity awards to acquire Common Stock, or Common Stock issuable upon the exercise or vesting of options or other equity awards, pursuant to any employee or director equity awards or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to Agent, the Forward Seller and the Forward Purchaser and (iii) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances, or offered and sold in a privately negotiated transaction to vendors, customers, lenders, investors, strategic partners or potential strategic partners, occurring after the date of this Agreement which are not issued primarily for capital raising purposes.

(k)            Change of Circumstances. The Company will, at any time during the term of this Agreement, advise Agent, the Forward Seller and the Forward Purchaser promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Agent, the Forward Seller and the Forward Purchaser pursuant to this Agreement.

(l)             Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Agent, the Forward Seller and the Forward Purchaser or its agents in connection with the transactions contemplated hereby, under the Master Forward Confirmation or any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(m)           Required Filings Relating to Placement of Shares. The Company agrees that (i) on such dates as required under the Securities Act or under interpretations by the Commission thereof, the Company shall prepare a prospectus supplement, which will set forth the number of Shares sold to or through Agent or the Forward Seller during such quarterly period (or other relevant period), the Net Proceeds to the Company and the compensation paid or payable by the Company to Agent, the Forward Seller and the Forward Purchaser with respect to such sales of Shares and shall file such prospectus supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable) and shall file any issuer free writing prospectus that is required to be filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act or (ii) if such prospectus supplement is not so filed with respect to a particular fiscal quarter, the Company shall disclose the information referred to in clause (i) above in its annual report on Form 10-K or its quarterly report on Form 10-Q, as applicable, in respect of such quarterly period and shall file such report with the Commission within the applicable time period prescribed for such report under the Exchange Act. The Company shall not file any such prospectus supplement or issuer free writing prospectus relating to such sales unless a copy of such prospectus supplement or issuer free writing prospectus, as applicable, has been submitted to Agent, the Forward Seller and the Forward Purchaser a reasonable period of time before the filing and Agent, the Forward Seller and the Forward Purchaser have not reasonably objected thereto (provided, however, (A) that the failure of Agent, the Forward Seller and the Forward Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder, under the Master Forward Confirmation and under any Terms Agreement, or affect Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement, and (B) that, if Agent, the Forward Seller or the Forward Purchaser objects thereto, Agent, the Forward Seller and the Forward Purchaser may cease making sales of Shares pursuant to this Agreement, the Master Forward Confirmation and any related supplement thereto or any Terms Agreement). The Company shall provide copies of the Prospectus and such prospectus supplement and any issuer free writing prospectus to Agent, the Forward Seller and the Forward Purchaser via e-mail in “.pdf” format on such filing date to an e-mail account designated by Agent, the Forward Seller and the Forward Purchaser and shall also furnish copies of the Prospectus and such prospectus supplement to each exchange or market on which sales of the Shares may be made as may be required by the rules or regulations of such exchange or market.

(n)            Representation Dates; Certificates. On or prior to the date the Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than (A) a prospectus supplement filed in accordance with Section 7(m) or (B) a supplement or amendment that relates to an offering of securities other than the Shares) by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference in the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; (iv) files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; or (v) at any other time reasonably requested by Agent, the Forward Seller or the Forward Purchaser (each date of filing of one or more of the documents referred to in clauses (i) through (iv) and at any time as reasonably requested by Agent, the Forward Seller or the Forward Purchaser pursuant to clause (v) shall be a “Representation Date”); the Company shall furnish Agent, the Forward Seller and the Forward Purchaser within two (2) Trading Days after each Representation Date (but in the case of clause (iv) above only if Agent, the Forward Seller and the Forward Purchaser reasonably determines that the information contained in such Form 8-K is material) with the certificate in the form attached hereto as Exhibit A. The requirement to provide the certificate under this Section 7(n) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice or Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date), Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or Agent or Forward Seller sells any Shares, or on the applicable Settlement Date with respect to a Principal Transaction, the Company shall provide Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice for such Issuance or the Settlement Date of such Principal Transaction, as applicable.

(o)            Legal Opinions. On or prior to the earlier of (i) the date the first Placement Notice is given pursuant to this Agreement and (ii) Shares are delivered to Agent as principal on a Settlement Date with respect to the first Principal Transaction pursuant to the first Terms Agreement and this Agreement, the Company shall cause to be furnished to Agent, the Forward Seller and the Forward Purchaser the written opinion and 10b-5 statement of Foley & Lardner LLP, to the effect set forth in Exhibit C-1, as issuer’s counsel to the Company and the Operating Partnership, dated the date that the opinion and 10b-5 statement are required to be delivered, or other counsel reasonably satisfactory to Agent, the Forward Seller and the Forward Purchaser (“Company Counsel”), the written opinion of Foley & Lardner LLP, to the effect set forth in Exhibit C-2, in its capacity as tax counsel for the Company and the Operating Partnership (“Company Tax Counsel”), dated the date that the opinion is required to be delivered, or other tax counsel reasonably satisfactory to Agent, the Forward Seller and the Forward Purchaser the written opinion of General Counsel for the Company and the Operating Partnership (“Company General Counsel”), to the effect set forth in Exhibit C-3, as general counsel to the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, and the written opinion of DLA Piper LLP (US), counsel for Agent, the Forward Seller and the Forward Purchaser (“Agent Counsel”), dated the date the opinion is required to be delivered. Thereafter, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and within two (2) Trading Days after each Representation Date with respect to which the Company is obligated to deliver the certificate in the forms attached hereto as Exhibit A for which no waiver is applicable pursuant to Section 7(n), and not more than once per calendar quarter, the Company shall cause to be furnished to Agent, the Forward Seller and the Forward Purchaser the written opinion and 10b-5 statement of Company Counsel, the written opinion of Company Tax Counsel, the written opinion of Company General Counsel, and the written opinion of Agent Counsel substantially in the form previously agreed between the Parties, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Company Counsel, Company Tax Counsel and/or Company General Counsel has previously furnished to Agent, the Forward Seller and the Forward Purchaser such written opinions and 10b-5 statement substantially in the form previously agreed between the Parties, Company Counsel, Company Tax Counsel and/or Company General Counsel may, in respect of any future Representation Date, furnish Agent, the Forward Seller and the Forward Purchaser with a letter (a “Reliance Letter”) in lieu of such opinions and 10b-5 statement to the effect that Agent, the Forward Seller and the Forward Purchaser may rely on the prior opinions and 10b-5 statement of Company Counsel, Company Tax Counsel and/or Company General Counsel delivered pursuant to this Section 7(o) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(p)            Comfort Letter. On or prior to the date the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and within two (2) Trading Days after each Representation Date, with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable pursuant to Section 7(n), the Company shall cause BDO USA, P.C. to furnish Agent, the Forward Seller and Forward Purchaser a letter, dated as of such date (the “Comfort Letter”), in form and substance satisfactory to Agent, the Forward Seller and Forward Purchaser, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)            Certificate of Chief Financial Officer. On or prior to the date that Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to Agent as principal on a Settlement Date with respect to a Principal Transaction and within two (2) Trading Days after each Representation Date, with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable pursuant to Section 7(n), the Company shall furnish Agent, the Forward Purchaser and the Forward Seller with a certificate of the Chief Financial Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to Agent, the Forward Seller, the Forward Purchaser and their respective counsel, to the effect set forth in Exhibit B.

(r)            Market Activities. The Company and the Operating Partnership shall not, and shall cause its Subsidiaries and its and their respective directors, officers and controlling persons not to, directly or indirectly, (i) take any action designed to stabilize or manipulate, or which constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting the purchases of the Shares to be issued or sold pursuant to this Agreement other than Agent. In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(s)            Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks the Company reasonably deems adequate.

(t)            Compliance with Laws. The Company, the Operating Partnership and each of their Subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company, the Operating Partnership and each of their Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u)            REIT Treatment. The Company will use its commercially reasonable efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement, unless the Company’s board of directors in good faith determines by resolution that it is no longer in the Company’s best interests to so qualify.

(v)            Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and any Terms Agreement and the Prospectus. Without limiting the generality of the foregoing, during the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act).

(w)           Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(x)            No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Agent in its capacity as agent hereunder, as principal hereunder and under any Terms Agreement, or the Forward Seller as agent hereunder, as applicable, neither Agent, Forward Seller nor the Company (including its agents and representatives other than Agent or the Forward Seller, in their respective capacities as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Agent as agent hereunder or as principal hereunder and under any Terms Agreement or by the Forward Seller as agent hereunder.

(y)            Investment Company Act. The Company shall conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(z)            Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

(aa)      Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Agent and the Forward Seller, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement).

(bb)      Renewal of Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Shares remain unsold and this Agreement has not been terminated for any reason, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(cc)      Consent to Agent, Forward Seller and Forward Purchaser Purchases. The Company acknowledges and agrees that Agent, the Forward Seller and the Forward Purchaser may, to the extent permitted under the Securities Act and the Exchange Act (including, without limitation, Regulation M promulgated thereunder), purchase and sell shares of Common Stock and Series A Preferred Stock for its own account and for the account of its clients while this Agreement is in effect, including, without limitation, at the same time any Placement Notice is in effect or any sales of Shares occur pursuant to this Agreement, any Terms Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” under the Master Forward Confirmation; provided that Agent, Forward Seller and Forward Purchaser acknowledge and agree that, except pursuant to a Terms Agreement, any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by Agent, Forward Seller, Forward Purchaser and their respective affiliates to enter into any such transactions.

(dd)      Listing. During any Selling Period or Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(ee)      Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue Shares that are traded on the Exchange.

(ff)        Reservation of Conversion Shares. The Company will reserve and keep available at all times the maximum number of Conversion Shares issuable upon conversion of the Series A Preferred Stock until such time as such Conversion Shares have been issued or the shares of Series A Preferred Stock have been redeemed.

(gg)      Reporting Requirements. The Company, during any Selling Period or Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

8.              Representations and Covenants of Agent. Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which Agent is exempt from registration or such registration is not otherwise required. Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except in such states in which Agent is exempt from registration or such registration is not otherwise required, during the terms of this Agreement. Agent will comply with all applicable laws and regulations in connection with the sale of Shares pursuant to this Agreement and any Terms Agreement, including, but not limited to, Regulation M under the Exchange Act.

9.             Conditions to Obligations of Agent, the Forward Seller and the Forward Purchaser. The obligations of each of Agent, the Forward Seller and the Forward Purchaser hereunder with respect to a Placement in any Issuance, and the obligations of Agent with respect to a Principal Transaction pursuant to any Terms Agreement and this Agreement, will in each case be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company of its obligations hereunder and under any Terms Agreement, as applicable, to the completion by Agent of a due diligence review satisfactory to Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by Agent in its sole discretion) of the following additional conditions:

(a)            Registration Statement Effective. The Registration Statement shall be effective and shall be available for the offer and sale of all Shares that have been issued or are contemplated to be issued pursuant to all Placement Notices that have been delivered to Agent by the Company and all Terms Agreements that have been executed by the Parties.

(b)            Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement.

(c)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            No Amendments or Supplements. No prospectus or amendment or supplement to the Registration Statement, the Prospectus or any issuer free writing Prospectus shall be filed to which Agent, the Forward Seller or the Forward Purchaser shall have reasonably objected in writing.

(e)            No Misstatement or Material Omission. None of Agent, the Forward Seller or the Forward Purchaser have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Agent’s, the Forward Seller’s or the Forward Purchasers reasonable opinion is material, or omits to state a fact that in Agent’s, the Forward Seller’s or the Forward Purchaser’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(f)            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise.

(g)            Legal Opinions. Agent, Forward Seller and Forward Purchaser shall have received the opinions and 10b-5 statement required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinions are required pursuant to Section 7(o).

(h)            Comfort Letter. Agent and Forward Seller shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(i)             Representation Certificate. Agent, Forward Seller and Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(j)             Certificate of the Chief Financial Officer. Agent, Forward Seller and Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 7(q) on or before the date on which delivery of such certificate is required pursuant to Section 7(q).

(k)            No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(l)             Effectiveness of Master Forward Confirmation. In respect of any Placement Notice delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.

(m)            Other Materials. On each date on which the Company is required to deliver the certificate pursuant to Section 7(n), the Company shall have furnished to Agent, the Forward Seller and the Forward Purchaser such appropriate further information, certificates and documents as Agent, the Forward Seller or the Forward Purchaser may have reasonably requested. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company shall have furnished Agent, the Forward Seller and the Forward Purchaser with such conformed copies of such opinions, certificates, letters and other documents as Agent, the Forward Seller or the Forward Purchaser shall have reasonably requested.

(n)            Securities Act Filings Made. All filings with the Commission required by Rule 424(b) and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the Settlement Date with respect to any Principal Transaction under any Terms Agreement, as applicable shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) and Rule 433.

(o)            Approval for Listing. The Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(p)            No Termination Event. There shall not have occurred any event that would permit Agent to terminate this Agreement pursuant to Section 13(a).

(q)            Articles Supplementary. The Articles Supplementary shall have been accepted for record by the SDAT and shall be effective under Maryland Law.

(r)             FINRA. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the sale of the Shares pursuant to this Agreement, the Master Forward Confirmation and any related “Supplemental Confirmation” and any Terms Agreement, as applicable.

(s)            Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Agent, the Forward Seller or the Forward Purchaser, as applicable by notice to the Company, and such termination shall be without liability of any party to any other party, except as provided in Section 7(h) (Expenses) hereof and except that, in the case of any termination of this Agreement, Section 7(h) (Expenses), Section 10 (Indemnification), Section 11 (Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 13(f), Section 18 (Governing Law And Time; Waiver Of Jury Trial) and Section 19 (Consent To Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination, as well as the obligation to enter into any Forward Contract pursuant to Section 3(c) hereof as a result of sales of Forward Hedge Shares occurring prior to such termination, shall survive such termination. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof or any Shares sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

10.            Indemnification.

(a)            Indemnification by the Company. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each of Agent, the Forward Seller and the Forward Purchaser, each of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), each of their respective selling agents and each person, if any, who controls Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in “any issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Agent the Forward Seller or the Forward Purchaser, as applicable), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Counterparty Information furnished in writing to the Company by Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or in any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company or the Operating Partnership may otherwise have.

(b)            Indemnification by Agent, the Forward Seller or the Forward Purchaser. Each of Agent, the Forward Seller and the Forward Purchaser agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Counterparty Information, furnished in writing to the Company by Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use therein. The indemnity agreement set forth in this Section 10(b) shall be in additional to any other liabilities that Agent, the Forward Seller or the Forward Purchaser may otherwise have.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party, to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of one separate counsel (and any additional local counsels) shall be paid by the indemnifying party. If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by Agent, in the case of parties indemnified pursuant to Section 10(a), and by the Company in the case of parties indemnified pursuant to Section 10(b). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

11.            Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of Agent, the Forward Seller and the Forward Purchaser on the other hand, in connection with the statements or omissions, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Company and the Operating Partnership, (i) the total net proceeds from the offering of the Issuance Shares for each Issuance under this Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the Aggregate Sales Price of the Issuance Shares or (ii) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of Agent, the total commissions received by Agent bear to the aggregate public offering price of the Issuance Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement, bear to the Gross Forward Amount.

The relative fault of the Company and the Operating Partnership, on the one hand, and Agent, the Forward Seller and the Forward Purchaser on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Operating Partnership, Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if Agent were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, none of Agent, the Forward Seller and the Forward Purchaser shall in any event be required to contribute any amount in excess of the amount by which, in the case of Agent, the total price at which the Issuance Shares sold by such Agent, or, in the case of the Forward Seller and the Forward Purchaser, as applicable, the total price of the Forward Hedge Shares sold by the Forward Seller, in each case pursuant to this Agreement, exceeds the amount of any damages which Agent, the Forward Seller or the Forward Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any who controls Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Agent’s, the Forward Seller’s and the Forward Purchaser’s Affiliates and selling agents shall have the same rights to contribution as Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two (2) paragraphs.

For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

12.            Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Agent, the Forward Seller or the Forward Purchaser or any of their Affiliates or selling agents, any person controlling Agent, the Forward Seller or the Forward Purchaser or their respective officers or directors, or by or on behalf of the Company or the Operating Partnership or any person controlling the Company or the Operating Partnership, and shall survive delivery of the Shares to Agent and shall survive delivery and acceptance of the Shares and payment therefor and the settlement of any Forward Contract or any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

13.            Termination.

(a)            Each of Agent, the Forward Seller or the Forward Purchaser shall have the right, by giving notice as hereinafter specified in Section 14, at any time to terminate this Agreement and/or any Terms Agreement (including at any time at or prior to the Settlement Date with respect to the Shares to be sold under such Terms Agreement) if: (i) any Material Adverse Effect, or any development that has actually occurred and that would reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of Agent, the Forward Seller or the Forward Purchaser may materially impair the ability of Agent or the Forward Seller to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (ii) there has occurred any (A) material adverse change in the financial markets in the United States or the international financial markets, (B) outbreak of hostilities or escalation thereof or other calamity or crisis or (C) change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of Agent, may materially impair the ability of Agent to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (iii) trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or minimum prices for trading have been fixed on the Exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing; (v) a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing; or (vi) a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)            The Company shall have the right, by giving five (5) days’ notice as hereinafter specified in Section 14, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)            Each of Agent, the Forward Seller or the Forward Purchaser, as applicable, shall have the right, by giving five (5) days’ notice as hereinafter specified in Section 14, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)            Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares to or through Agent, the Forward Seller or the Alternative Agents on the terms and subject to the conditions set forth herein, in any Terms Agreement or in the Alternative Distribution Agreements, as applicable.

(e)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13 (a), (b), (c), or (d) above or otherwise by mutual agreement of the Parties.

(f)            Any termination of this Agreement or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Agent, the Forward Seller, the Forward Purchaser or the Company, as the case may be. If such termination, other than a termination of any Terms Agreement pursuant to Section 13(a) above, shall occur prior to the Settlement Date for any sale of Shares, such termination shall not become effective until the close of business on such Settlement Date and such Shares shall settle in accordance with the provisions of this Agreement (it being hereby acknowledged and agreed that a termination of any Terms Agreement pursuant to Section 13(a) above shall become effective in accordance with the first sentence of this Section 13(f) and shall relieve the Parties of their respective obligations under such Terms Agreement, including, without limitation, with respect to the settlement of the Shares subject to such Terms Agreement). Notwithstanding anything to the contrary contained herein, the obligation to enter into any Forward Contract pursuant to Section 3(c) hereof as a result of sales of Forward Hedge Shares occurring prior to such termination shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof or any Shares sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

(g)            If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party, except as provided in Section 7(h)(Expenses) hereof, and except that, in the case of any termination of this Agreement, the provisions of Section 7(h) (Expenses), Section 10 (Indemnification), Section 11 (Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 13(f), Section 18 (Governing Law And Time; Waiver Of Jury Trial) and Section 19 (Consent To Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

14.            Notices.

All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified, and if sent to Agent, shall be delivered to

[ ]

[ ]

[ ]

Attention: [ ]

Email: [ ]

with copies (which shall not constitute notice) to:

[ ]

[ ]

[ ]

Attention: [ ]

Email: [ ]

and:

DLA Piper LLP (US)

444 West Lake Street, Suite 900

Chicago, Illinois 60606-0089

Attention: Kerry E. Johnson, Esq.

Facsimile: (917) 778-8698

and if to the Company and the Operating Partnership, shall be delivered to:

Innovative Industrial Properties, Inc.

11440 West Bernardo Court, Suite 100

San Diego, California 92127

Attention: Brian Wolfe

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Attention: Carolyn Long, Esq.

Facsimile: (813) 221-4210

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.            Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and Agent, the Forward Seller, the Forward Purchaser and their respective successors and permitted assigns and, as to Sections 5(b), 10, and 11 the other indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement or any Terms Agreement, except as expressly provided in this Agreement or any Terms Agreement. Neither the Company, the Operating Partnership, Agent, the Forward Seller or the Forward Purchaser may assign their rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other parties; provided, however, that Agent, the Forward Seller and the Forward Purchaser may assign their respective rights and obligations hereunder, under any Terms Agreement or any Forward Contract to an affiliate of Agent without obtaining the Company’s consent.

16.            Adjustments for Stock Splits. The Parties acknowledge and agree that all share-related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

17.            Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices and Terms Agreements issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof or any Terms Agreement may be amended except pursuant to a written instrument executed by the Company, Agent, the Forward Seller and the Forward Purchaser. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

18.            GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY, THE OPERATING PARTNERSHIP, AGENT, THE FORWARD SELLER AND THE FORWARD PURCHSER EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

19.            CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR ANY TERMS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND ANY TERMS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.            Absence of Fiduciary Relationship. The Company and the Operating Partnership acknowledges and agree that:

(a)            Each of Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or principal in connection with in an Issuance contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Agent, the Forward Seller and the Forward Purchaser on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether or not Agent, the Forward Seller or the Forward Purchaser have advised or is advising the Company and/or the Operating Partnership on other matters, and none of Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement or any Terms Agreement, except the obligations expressly set forth in this Agreement and any Terms Agreement;

(b)            the Company and the Operating Partnership are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            none of Agent, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Terms Agreement, and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)            the Company and the Operating Partnership are aware that Agent, the Forward Seller, the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership, and Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)            the Company and the Operating Partnership waive, to the fullest extent permitted by law, any claims they may have against Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Agent, the Forward Seller and the Forward Purchaser shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company and the Operating Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.

21.            Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement and any Terms Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

22.            Recognition of the U.S. Special Resolution Regimes.

In the event that Agent, the Forward Seller or the Forward Purchaser is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that Agent, the Forward Seller or the Forward Purchaser is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.            Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Terms Agreement, the Master Forward Confirmation and any supplement related thereto, or in any other certificate, agreement or document related to this Agreement, any Terms Agreement, the Master Forward Confirmation and any supplement related thereto shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership and Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and Agent.

Very truly yours,

Innovative Industrial Properties, Inc.

By:
Name: David Smith
Title: Chief Financial Officer and Treasurer

IIP Operating Partnership, LP

By:
Name: David Smith
Title: Chief Financial Officer and Treasurer

ACCEPTED as of the date first-above written:

[ ], as Agent

By:
Name:
Title:

[●], as Forward Seller

By:
Name:
Title:

[●], as Forward Purchaser

By:
Name:
Title:

Schedule 1

Form of Placement Notice

[●], 20[●]

[Bank Name]

[Address]

[Attention:[●]]

[(facsimile number: [●])]

[Email:[●]]

Reference is made to the Equity Distribution Agreement among Innovative Industrial Properties, Inc. (the “Company”), IIP Operating Partnership, LP (the “Operating Partnership”), [[●] (the “Forward Purchaser”)] and [●] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Agent[,]” [and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”]), dated as of May [●], 2024 (the “Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Distribution Agreement. This Placement Notice relates to [an “Issuance”] of [Common Stock/Series A Preferred Stock]1 [a “Forward”]2. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]3

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Distribution Agreement [and the Master Forward Confirmation]4 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable issuer free writing prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary herein, Agent shall not sell Series A Preferred Stock at a price higher than the Series A Maximum Price (as defined below). For purposes hereof, the “Series A Maximum Price” shall mean $25.00 per share, plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

Number of Days in [Issuance]5 [Forward Hedge]6 Selling Period:7

First Date of [Issuance]8 [Forward Hedge]9 Selling Period:

Maximum Number of Shares to be Sold [Maximum Number of Shares of Common Stock] [Maximum Number of Shares of Series A Preferred Stock]:

1 Insert for a Placement Notice that relates to an “Issuance.”

2 Insert for a Placement Notice that relates to a “Forward.”

3 Insert for a Placement Notice that relates to a “Forward.”

4 Insert for Placement Notice that relates to a “Forward.”

5 Insert for a Placement Notice that relates to an “Issuance.”

6 Insert for a Placement Notice that relates to a “Forward.”

7 Must be one to 20 consecutive Trading Days.

8 Insert for a Placement Notice that relates to an “Issuance.”

9 Insert for a Placement Notice that relates to a “Forward.”

Schedule 1-1

[Issuance]10 [Forward Hedge]11 Amount: $[●]

[Forward Hedge Selling Commission Rate]: [●]%

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Spread:

Initial Stock Loan Rate: basis points

Maximum Stock Loan Rate: basis points

Regular Dividend Amounts:

For any calendar month ending on or prior to [December 31, 20[●]]:	$[●]
For any calendar month ending after [December 31, 20[●]]:	$[●][12]

[Term: [Days][Months]]13:

Floor Price (Adjustable by Company during the [Issuance]14 [Forward Hedge]15 Selling Period, and in no event less than $[1.00] per share): $ [●] per share.

[There shall be no limitation on the number of Shares that may be sold on any one (1) day, subject to the maximum number of Shares to be sold above.] [No more than [●] Shares may be sold on any one (1) day.] [other sales parameters]

Very truly yours,

Innovative Industrial Properties, Inc.

By:
Name:
Title:

IIP Operating Partnership, LP

By:
Name:
Title:

10 Insert for a Placement Notice that relates to an “Issuance.”

11 Insert for a Placement Notice that relates to a “Forward.”

12 Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant month (or, if none, shall not exceed zero).

13 Insert for a Placement Notice that relates to a “Forward.”

Schedule 1-2

CONFIRMED AND ACCEPTED as of the date first-above written:

[ ], as Agent

By:
Name:
Title:

Schedule 1-3